CERTIFICATE OF FORMATION

                                       OF

                              GRUNTAL & CO., L.L.C.


               This Certificate of Formation of Gruntal & Co., L.L.C. (the "Company"), dated as of March 4, 1997, is being duly executed and filed by Harriet J. Whiting, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.).

               FIRST. The name of the limited liability company formed is Gruntal & Co., L.L.C.

               SECOND. The address of the registered office of the Company in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

               THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                             --------------------------------
                                             Harriet J. Whiting
                                             Authorized Person


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